Exhibit 99.1

News Release

CONTACT:
Medix Resources, Inc.                                iScribe
Gary Smith                                           Jeffrey Smith
(212) 697-7207                                       (650) 381-2034
(212) 681-9817 (fax)                                (650) 381-2222 (fax)

                     iScribe Licenses Medix Technology

  Companies to Develop Integrated Solution to Save Time and Enhance Physician Productivity
                                     ------

     NEW YORK,  April 9th, 2001 - Medix  Resources,  Inc. (AMEX:  MXR) announced that it has licensed its Cymedix(R)Universal  Interface (CUI) to iScribe, Inc. -
a leading  developer of handheld and wireless  technology  solutions that enable physicians to efficiently  perform routine healthcare  transactions at the point of care. The CUI will enable the  iScribe(TM)system  to extract information from any pre-existing  practice management system,  eliminating the need for the user to re-key  patient  data such as patient  demographic,  insurance,  and  medical history  information  into the iScribe  handheld device from their core practice management system.

     John R. Prufeta,  Medix President and CEO, commented,  "We are delighted to have the opportunity to collaborate with iScribe.  iScribe is consistently rated by industry  analysts as a top company in the  handheld  healthcare  sector.  We anticipate this agreement to be the beginning of a long-term  alliance that will generate  significant  value for our respective  companies over the next several years.  Medix  firmly  believes  that at this stage in the  emerging  healthcare connectivity  industry,  success is  predicated  on precisely  meeting a varying array  of  physician  and  payor  needs.  Development  of a choice  of  flexible solutions that enable Medix and its allies to connect  physicians with their key business  partners -- hospitals,  labs, PBMs,  pharmacies -- is a key element of our strategy."
     "The  licensing of Medix' CUI will help iScribe  expand its reach among the
500,000 office-based U.S. physicians.  Providing an intuitive, reliable handheld prescription  writer that integrates  with the  physicians'  workflow has always been key to  physician  adoption  of the iScribe  system.  The Medix CUI further broadens our capabilities to integrate with legacy practice  management systems, helping to ensure that the iScribe  system best meets the needs of  physicians,"
said iScribe President and CEO David Levison.
About iScribe
     iScribe's  handheld  electronic   prescribing  technology  places  powerful
decision-making tools into the physician's hands at the point of care. iScribe's products enable physicians to create and print legible prescriptions with just a few taps on the  handheld  device and verify  insurance  coverage for drugs that they prescribe for their patients.

     iScribe  was founded in January  1999 to  eliminate  inefficiencies  in the healthcare  system through the  development of a  pocket-sized,  wireless system that would  automate the process of  prescribing  drugs,  capturing  charges and ordering laboratory tests. Physicians,  pharmacists,  patients, pharmacy benefit managers,  managed  care  organizations  and  pharmaceutical  companies  can all benefit from use of this system,  which can help reduce  paperwork and safeguard the process of writing and filling  prescriptions.  Based in Redwood  City,  CA,
iScribe  is  backed by six  leading  venture  capital  firms in  healthcare  and
e-commerce  technology,  Kleiner  Perkins  Caufield  and Byers,  Mayfield  Fund,
Skyline  Ventures,  Galen  Partners,  Domain  Associates  and  Gleacher  Capital
Partners. iScribe can be reached through its Web site at WWW.ISCRIBE.COM.

About Medix Resources, Inc.
          Medix Resources, Inc. through its wholly owned subsidiary Cymedix Lynx
     Corporation  is the  developer and provider of the  Cymedix.com(R)suite  of fully-secure,  patented Internet based software  products,  that will allow instantaneous  communication  of high value  added  healthcare  information among  doctor  offices,  hospitals,  health  management  organizations  and insurance companies.  Additional  information about Medix Resources and its
     products   and   services   can  be  found  by  visiting   its  Web  sites,
     WWW.MEDIXRESOURCES.COM and WWW.CYMEDIX.COM, or by calling (800) 326-8773.

                                      # # #
Information  in this press release contains  forward-looking  statements that involve risks and  uncertainties  that might adversely affect Medix's  operating results  in the  future to a  material  degree.  Such  risks  and  uncertainties include,  without  limitation,  the ability of Medix to raise capital to finance
the  development  of  its  software   products,   the   effectiveness   and  the
marketability of those products, the ability of Medix to protect its proprietary information, and the establishment of an efficient corporate operating structure as Medix grows.  These and other risks and uncertainties are presented in detail in  Medix's  Form  10-KSB for 2000 was filed with the  Securities  and  Exchange
Commission on March 21, 2001. This  information is available from the SEC or the
Company.